CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Select Equity Trust

We consent to the use of our reports dated September 10, 2004 for Evergreen Equity Index Fund and Evergreen Strategic Value Fund, each a series of the Evergreen Select Equity Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                        /s/ KPMG LLP

Boston, Massachusetts

November 24, 2004